Exhibit 99.1

NEW YORK, May 22, 2012 /PRNewswire/ -- Ace Marketing & Promotions, Inc. (AMKT.OB) announced today that over a 20-week period The Boston University Cosmetic & Laser Center (located in Boston Medical Center's beautiful new Shapiro Center) will utilize Ace's Mobiquity Networks to promote their services and treatments to Mall visitors in Boston's historic Back Bay.

Mobiquity Networks allows advertisers the ability to deliver mobile content and other rich media via Bluetooth or Wi-Fi to on-the-go shoppers' mobile devices. The content delivered by Mobiquity Networks is always free to the end-user (including no data charges) and advertisers can choose to pay Mobiquity Networks a set fee or on a per-download basis.

This advertising medium targets shoppers with engaging content as they move about the mall environment and does not require them to check-in, download an application or be tracked by GPS, eliminating three major barriers in location-based mobile marketing. Ace's Mobiquity Network units are strategically positioned near entrances, anchor stores, escalators and other high-traffic and high dwell-time areas throughout each mall, creating a "cloud" to maximize advertising messaging reach and frequency. For more information please visit us at: http://www.mobiquitynetworks.com

Ace's mobile technology allows advertisers to interact with shoppers through either Bluetooth (push) or Wi-Fi (pull). Mobile devices with Bluetooth set to "visible" or "discoverable" are detected and prompted with an opt-in message to receive the rich media content from the advertiser; those answering "Yes" will receive the content. The users can also access the content by connecting to Mobiquity's Wi-Fi Network throughout the mall.

Dean Julia, CEO of Ace Marketing, said "the interest for campaigns using our Mobiquity Network is rising rapidly. We believe our mobile solution is the most effective way to reach shoppers at the point of purchase. We anticipate a steep ramp-up of advertisers utilizing our network over the next six months."

Some popular campaign elements delivered through this medium include coupons, special event offers, movie trailers, calendar reminders, mobile applications, ring tones and wallpaper.

ABOUT Ace Marketing & Promotions, Inc. (AMKT.OB)

Established in 1998, Ace Marketing & Promotions, Inc. is a full-service integrated marketing solutions company that leverages technology. Ace offers a wide array of business solutions, which include: Branding and Branded Merchandise, Website Development (CMS), Direct Relationship Marketing and Mobile Marketing Solutions. Ace's wholly owned subsidiary, Mobiquity Networks is a leader in Proximity Marketing with proprietary Bluetooth and Wi-Fi integrated technology that establishes the benchmark for how multimedia messages are being delivered to mobile devices. Ace's Corporate Overview is available at www.acemarketing.net on the "About Us" tab. For a demo of Mobiquity Networks you can visit: www.mobiquitynetworks.com.

ABOUT The Boston University Cosmetic & Laser Center

The Boston University Cosmetic & Laser Center is Serious about beauty. Unlike spas or beauty centers staffed by novices, their distinguished physicians are industry-leading, board-certified dermatologists with advanced training in the most sophisticated and specialized aesthetic and dermatological procedures. Plus, through their affiliation with the Boston University School of Medicine and Boston Medical Center, you benefit from having instant access to the latest treatments and technologies to help you create the beautiful results you want. For more information please visit: http://bmc.org/bu-cosmetic-laser-center.htm or call (617) 414-2676 for an appointment.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

Contact Information:

Ace Marketing & Promotions, Inc.
Legend Securities, Inc.
Thomas Wagner
800-385-5790
718-233-2627
E: twagner@legendsecuritiesinc.com